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REALTOR®

ADDENDUM/AMENDMENT TO

☑ AGREEMENT/CONTRACT TO BUY AND SELL REAL ESTATE [☐ OFFER OR ☐ COUNTEROFFER] OR
☐ RESIDENTIAL RENTAL AGREEMENT OR ☐ OTHER: ____________
COVERING THE ☑ REAL PROPERTY ☐ PREMISES ☐ BUSINESS ☐ OTHER: ____________

Further described or commonly known as:

Address 308 Oristo Ridge ~~Avenue~~ Way [redacted] 19/2021 | 12:23 PM EDT Unit # ______

City West Columbia ______ State of South Carolina

Other ______ TMS 005647-01-131

The undersigned Parties hereby agree as follows: Change the buyer's name from Arrived Holdings Inc/Assignees to Arrived SC Ridge, LLC

EXPIRATION OF OFFER: When signed by a Party and intended as an offer or counter-offer, this document represents an offer to the other Party that may be rescinded any time prior to or expires at _____ ☐ AM ☐ PM on ____________ unless accepted or counter-offered by the other Party in written form Delivered prior to such deadline.

Parties are solely responsible for obtaining legal advice prior to entering into this Contract and counsel as required.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties.

BUYER: [redacted] **Date:** ______ **Time:** ______

BUYER: **Date:** ______ **Time:** ______

Date: ______ **Time:** ______

Date: ______ **Time:** ______

SELLER: [redacted] **Date:** 6/19/2021 | 12:15 PM EDT **Time:** ______

SELLER: ______ **Date:** ______ **Time:** ______

Date: ______ **Time:** ______

Date: ______ **Time:** ______